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                                                          EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Terra Industries Inc. on Form S-3 of our reports dated February 1, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Terra Industries Inc. for the year ended December 31, 1993, and to the use of our report dated February 1, 1994, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.





Deloitte & Touche
Omaha, Nebraska
February 28, 1994